Exhibit 10.2

AMENDED AND RESTATED

SECURITYHOLDERS AGREEMENT

DATED AS OF                 , 2010

Among

DYNAVOX INC.,

DYNAVOX SYSTEMS HOLDINGS LLC

AND

THE SECURITYHOLDERS PARTY HERETO

i

7.8	Remedies	15
7.9	Notices	15
7.10	Governing Law	17
7.11	Descriptive Headings	17

ii

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, dated as of                 , 2010 (this “Agreement”), by and among DynaVox Inc., a Delaware corporation (the “Corporation”), DynaVox Systems Holdings LLC, a Delaware limited liability company (“Holdings”), Vestar Capital Partners IV, L.P., a Delaware limited partnership (“VCP IV”), VCD Investors LLC, a Delaware limited liability company (“VCD Investors” and, together with VCP IV, “Vestar”); Park Avenue Equity Partners, L.P., a Delaware limited partnership (“Park Avenue”) and each of the other holders of securities that is or may become a party to this Agreement (each, with the exception of Vestar Investors (as defined herein) and Park Avenue Investors (as defined herein), an “Other Investor” and, collectively, the “Other Investors” and, together with the Vestar Investors and the Park Avenue Investors, the “Securityholders”).

WHEREAS, the parties hereto wish to amend and restate the Securityholders Agreement, dated as of May 13, 2004 (the “Original Securityholders Agreement”), by and among Holdings and the Securityholders party thereto in its entirety as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree that the Original Securityholders Agreement is hereby amended and restated in its entirety, and further agree as follows:

ARTICLE I
REPRESENTATIONS AND WARRANTIES
OF THE PARTIES

1.1           Representations and Warranties of the Corporation and Holdings.  Each of the Corporation and Holdings hereby represents and warrants to the Securityholders that as of the date of this Agreement:

(a)           it is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company action, as the case may be;

(b)           this Agreement has been duly and validly executed and delivered by it and constitutes its legal and binding obligation, enforceable against it in accordance with its terms; and

(c)           the execution, delivery and performance by it of this Agreement will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree applicable to it or (iii) conflict with, or result in a breach or default under, any term or condition of its organizational documents or any agreement or instrument to which it is a party or by which it is bound.

1.2           Representations and Warranties of the Securityholders.  Each Securityholder (as to himself or herself or itself only) represents and warrants to the Corporation,

Holdings and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

(a)           this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

(b)           the execution and delivery by such Securityholder of this Agreement (or the separate joinder agreement executed by such Securityholder), and the performance by such Securityholder of this Agreement will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

ARTICLE II
VOTING AGREEMENTS

2.1           Election of Directors.  (a)    Each Securityholder hereby agrees that such Securityholder will vote, or cause to be voted, all Voting Securities over which such Securityholder has the power to vote or direct the voting, and will take all other necessary or desirable actions within such Securityholder’s control, to cause the authorized number of directors of the Corporation to be at least five, and to elect or cause to be elected to the board of directors of the Corporation and cause to be continued in office:

(i)            for so long as Park Avenue and its Affiliates continue to hold Voting Securities representing at least 10% of the total voting power of all the then outstanding Voting Securities, voting as a single class, one (1) director designated by the Park Avenue Majority Holders (the “Park Avenue Director”);

(ii)           one (1) director who shall be the chief executive officer of the Corporation (the “Management Director”); and

(iii)          for so long as Vestar and its Affiliates continue to hold Voting Securities representing at least 10% of the total voting power of all the then outstanding Voting Securities, voting as a single class, all of the remaining directors shall be designated by the Vestar Majority Holders (the “Vestar Directors”).

(b)           Each Securityholder hereby agrees that, if at any time the Park Avenue Majority Holders or the Vestar Majority Holders, as the case may be, shall notify such Securityholder of their desire to remove, with or without cause, any individual from the board of directors of the Corporation for which the Park Avenue Majority Holders or the Vestar Majority Holders, as the case may be, have designation rights pursuant to paragraph (a) above at such time, such Securityholder will vote, or cause to be voted, all Voting Securities over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

(c)           Each Securityholder hereby agrees that, if at any time any Park Avenue Director or Vestar Director ceases to serve on the board of directors of the Corporation (whether due to resignation, removal or otherwise), the Park Avenue Majority Holders or the Vestar Majority Holders, as the case may be, shall be entitled to designate a successor director to fill the vacancy created thereby on the terms and subject to the conditions of paragraph (a) above.  Each Securityholder hereby agrees to vote, or cause to be voted, all Voting Securities over which such Securityholder has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable, to cause the designated successor to be elected to fill such vacancy.

(d)           The Corporation hereby agrees that it will take all necessary and desirable actions within its control to cause the election and continuation in office of the directors designated in accordance with the foregoing provisions of this Section 2.1.

2.2           Other Voting Matters.  Each Securityholder hereby agrees that such Securityholder will vote, or cause to be voted, all Voting Securities or limited liability company interests of Holdings (“Holdings Interests”) over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a meeting of stockholders or of members, or by written consent, in the manner in which Vestar directs in connection with (i) the approval of any amendment or amendments to the organizational documents of the Corporation or of Holdings, (ii) the merger, security exchange, combination or consolidation of the Corporation or of Holdings with any other Person or Persons, (iii) the sale, lease or exchange of all or substantially all of the property and assets of the Corporation or of Holdings and/or (iv) the reorganization, recapitalization, liquidation, dissolution or winding-up of the Corporation or of Holdings; provided, that no Securityholder shall have any obligation to vote in favor of any such matter which (A) has a material and adverse effect upon such Securityholder which is disproportionate to the effect of such action upon Vestar, (B) constitutes the approval of a Sale of DynaVox or an action which is in contemplation of, or otherwise a condition to the consummation of, a Sale of DynaVox unless the conditions set forth in Section 5.1(b) are satisfied in connection with such Sale of DynaVox or (C) any action which requires the approval of such Securityholder pursuant to Section 9.4 of the Holdings LLC Agreement.

2.3           Agreement of the Corporation and of Holdings.  Each of the Corporation and Holdings hereby agrees that it will take all necessary and desirable actions within its control to cause the matters addressed by Section 2.2 to be carried out in accordance with the provisions thereof.  Without limiting the foregoing, the Secretary of each of the Corporation and of Holdings or, if there be no Secretary, such other officer or employee of the Corporation of or Holdings as may be fulfilling the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Article II.

2.4           Termination of Voting Agreements.   The provisions of this Article II shall terminate and cease to be of any further force and effect at such time as the Securityholders, collectively, cease to beneficially own Voting Securities representing at least 25% of the total voting power of all the then outstanding Voting Securities, voting as a single class.

ARTICLE III

VCOC MATTERS

3.1   VCOC Rights.

Each of the Corporation and Holdings hereby agrees that, subject to any contractual obligations of confidentiality, reasonable restrictions on the use and disclosure of such information and the Corporation’s and Holdings’ right to limit such disclosure to comply with applicable securities laws and fiduciary duties, it shall, with respect to each Securityholder and, at the request of the Securityholder, each Affiliate thereof that indirectly has an interest in the Corporation or Holdings through such Securityholder, in each case that is intended to qualify as a “venture capital operating company” within the meaning of 29 C.F.R. § 2510.3-101(d) (each, a “VCOC Investor”):

(a)           Provide each such VCOC Investor with:

(i)            during normal business hours and upon reasonable advance notice in writing, but not more frequently than once per quarter, the right to visit and inspect any of the offices and properties of each of the Corporation and Holdings and inspect and copy the books and records of each of the Corporation and Holdings;

(ii)           if requested in writing, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Corporation, consolidated balance sheets of the Corporation and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Corporation and its Subsidiaries for the period then ended;

(iii)          if requested in writing, as soon as available and in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated balance sheet of the Corporation and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Corporation and its Subsidiaries for the year then ended; and

(iv)          if requested in writing, to the extent it is required by law or pursuant to the terms of any of its outstanding indebtedness to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, actually prepared by it as soon as available;

provided that, in each case, if the Corporation or Holdings makes the information described in clauses (ii), (iii) or (iv) of this paragraph 3.1(a) available through public filings on the EDGAR system or any successor or replacement system of the SEC, the delivery of the information shall be deemed satisfied by such public filings;

(b)           Make appropriate officers of each of the Corporation and Holdings available periodically and at such times as reasonably requested in writing by such VCOC Investor, but not more frequently than once per quarter, for consultation with each such VCOC Investor or its authorized representative with respect to matters relating to the business and affairs of each of the Corporation and Holdings and their respective Subsidiaries (at which meetings the other VCOC Investors who have similar rights under this Section 3.1 of the Agreement may be permitted to attend, at the Corporation’s and Holdings’ discretion); and

(c)           Consider, in good faith, the recommendations of each such VCOC Investor or its authorized representative in connection with the matters on which it is consulted as described above, it being understood that the ultimate discretion with respect to such matters shall be retained by the Corporation and its Subsidiaries.

In the event a VCOC Investor is an Affiliate of a Securityholder as described in this Section 3.1, such VCOC Investor shall be treated for purposes of this Section 3.1, as a third party beneficiary hereunder.

3.2           Termination of VCOC Rights.  The provisions of this Article III shall not apply, and shall terminate and cease to be of any further force and effect, with respect to any VCOC Investor that (i) does not, directly or indirectly, together with its Affiliates, hold or continue to hold Voting Securities representing at least 5% of the total voting power of all the then outstanding Voting Securities, voting as a single class or (ii) notifies the Corporation and Holdings in writing that it has waived its rights under this Article III.

ARTICLE IV

TRANSFERS OF SECURITIES

4.1           Tag-Along Rights.

(a)           Tag-Along Rights.  Prior to making any Transfer of Vestar Securities (other than a Transfer described in Section 4.1(b)) any holder of Vestar Securities proposing to make such a Transfer (for purposes of this Section 4.2, a “Selling Holder”) shall give at least thirty (30) days’ prior written notice to each holder of Park Avenue Securities or Other Investor Securities (for purposes of this Section 4.1, each an “Other Holder”), to the Corporation and to Holdings, which notice (for purposes of this Section 4.1, the “Sale Notice”) shall identify the type and amount of Vestar Securities to be sold (for purposes of this Section 4.1, the “Offered Securities”), describe the terms and conditions of such proposed Transfer, and identify each prospective Transferee.  Any of the Other Holders may, within fifteen (15) days of the receipt of the Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Selling Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Park Avenue Securities or Other Investor Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Park Avenue Securities or Other Investor Securities pursuant to this Section 4.1(a) in connection with a Transfer of Offered Securities, to elect to sell Park Avenue Securities or Other Investor Securities of the same type and class and in the same relative proportions as the Securities which comprise the Offered Securities, (2) no Security that is at the time in question subject to vesting, forfeiture, repurchase or similar provisions shall be entitled to be sold pursuant to this Section 4.1(a) except to the extent that such vesting, forfeiture, repurchase or similar provisions have lapsed prior thereto or will lapse in accordance with the terms thereof upon the consummation of such transaction; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants (other than any non-competition covenants), indemnities and agreements as the Selling Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but shall be based on the value of Securities that are Transferred) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer.  Each Securityholder will bear (x) its or his or her own costs of any sale of Securities pursuant to this Section 4.1(a) and (y) its or his or her pro-rata share (based upon the relative amount of Securities sold) of the costs of any sale of Securities pursuant to this Section 4.1(a) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker’s fee, finder’s fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

If none of the Other Holders gives the Selling Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of this Section 4.1(a)) the Selling Holder may, subject to the terms and conditions of the Holdings LLC Agreement and applicable law, Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the fifteen-day period for giving Tag-Along Notices with respect to such Transfer.  Any such Offered Securities not Transferred by the Selling Holder during such ninety-day period will again be subject to the provisions of this Section 4.1(a) upon subsequent Transfer.  If one or more Other Holders give the Selling Holder a timely Tag-Along Notice, then the Selling Holder shall use all reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Holder shall transfer any of its Securities to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders.  If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the “Allocable Securities”) among the Selling Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of the first paragraph of this Section 4.1(a), whether or not they are represented by voting trust certificates, and to consummate such Transfer on those terms and conditions):

(i)            each participating Securityholder (including the Selling Holder) shall be entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of the first paragraph of this Section 4.1(a)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder’s Tag-Along Notice) equal to the product of (A) the number of Allocable Securities of such class of Securities and (B) a fraction, the numerator of which is such Securityholder’s Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; and

(ii)           if after allocating the Allocable Securities of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Securities of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Securities have been allocated in accordance with this clause (ii).

(b)           Excluded Transfers.  The rights and restrictions contained in Section 4.1(a) shall not apply with respect to any of the following Transfers of Securities:

(i)            any Transfer of Vestar Securities in a Public Sale;

(ii)           any Transfer of Vestar Securities to and among the members or partners of Vestar and the members, partners, securityholders and employees of such partners (subject to compliance with Sections 4.3 and 4.4 hereof);

(iii)          any Transfer of Vestar Securities in accordance with Section 5.1;

(iv)          any Transfer of Vestar Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any reclassification or combination of shares (including any reverse stock split);

(v)           any Transfer of Vestar Securities to employees or directors of, or consultants to, any of the Holdings and its Subsidiaries;

(vi)          any Transfer constituting an Exempt Individual Transfer;

(vii)         any Transfer of Securities pursuant to the Exchange Agreement; and

(viii)        any Transfer of Securities to the Corporation, Holdings or any of the their respective Subsidiaries if such Transfer is funded by the sale of Voting Securities by the Corporation, Holding or any of their respective Subsidiaries.

(c)           Excluded Securities.  No Securityholder shall be entitled to exercise any rights as an Other Holder under Section 4.1(a) with respect to Securities that have been transferred by the Selling Holder or an Other Holder in a Transfer pursuant to the provisions of

Section 4.1(a) (“Excluded Securities”), and no Excluded Securities held by a Selling Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 4.1(a).

4.2           Securities Act Compliance  No Voting Securities may be Transferred by a Securityholder (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Corporation an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Holdings, to the effect that such Transfer is not required to be registered under the Securities Act.  No Holdings Interests may be Transferred by a Securityholder other than in compliance with the terms of the Holdings LLC Agreement.

4.3           Certain Transferees Bound by Agreement. Each Securityholder hereby agrees that it shall, prior to any Transfer by such Securityholder of Securities that is not to be made (a) pursuant to an offering registered under the Securities Act (a “Public Offering”) , or to the public through a broker, dealer or market-maker pursuant to Rule 144 promulgated thereunder (a “Rule 144 Sale”) or (b) in a transaction that will result in the termination of this Agreement, deliver to the Corporation and to Holdings a written agreement of the proposed Transferee to become a Securityholder and to be bound by the terms of this Agreement; provided that the foregoing agreement shall not apply in respect of Transfers of Voting Securities and/or Holdings Interests to a limited partner of Vestar (excluding any such limited partner who is an employee either of the general partner of Vestar or an Affiliate of the general partner of Vestar).  All Park Avenue Securities and Other Investor Securities will continue to be Park Avenue Securities or Other Investor Securities, as the case may be, in the hands of any Transferee (other than the Corporation, Holdings or any of their Subsidiaries, Vestar or any Transferee in a Public Sale).  All Vestar Securities will continue to be Vestar Securities in the hands of any Transferee (other than the Corporation, Holdings or any of their Subsidiaries, Park Avenue, Other Investors or a Transferee in a Public Sale).

4.4           Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and neither the Corporation nor Holdings shall record any such Transfer on its books or treat any purported transferee of such securities as the owner thereof for any purpose.

ARTICLE V

TAKE-ALONG RIGHTS

ON APPROVED SALE

5.1           Take-Along Rights.

(a)           If Vestar elects to consummate, or to cause the Corporation or Holdings to consummate, a transaction constituting a Sale of DynaVox, Vestar shall notify the Corporation and Holdings and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Corporation and Holdings will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of DynaVox on the terms proposed by Vestar; provided, that no Securityholder shall be required to enter into any non-compete or similar arrangement without their actual consent.  Without limiting the foregoing, (i) if the proposed Sale of DynaVox is structured as a sale of assets or a merger or consolidation, or otherwise requires equityholder approval, the Securityholders will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Sale of DynaVox is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Sale of DynaVox on the terms and conditions approved by Vestar, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Vestar in connection with such Sale of DynaVox.

(b)           The obligations of each of the Securityholders with respect to the Sale of DynaVox are subject to the satisfaction of the following conditions:

(i)            upon the consummation of the Sale of DynaVox, all of the holders of a particular class or series of Securities shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option;

(ii)           such Securityholder shall be  given the ability to exercise his or its  rights pursuant to the Exchange Agreement prior to the consummation of the Sale, and to receive in connection with such Sale the consideration which would be received on account of the Securities issuable pursuant to such exchange pursuant to the Exchange Agreement;

(iii)          any representations and warranties to be made by such Securityholder in connection with the Sale of DynaVox shall be limited to representations and warranties related to authority, ownership and the ability to convey title to such Securities and no Securityholder shall be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Sale of DynaVox, other than representations and warranties by or in respect of the Corporation and/or Holdings;

(iv)          the liability for indemnification, if any, of such Securityholder in the Sale of DynaVox and for the inaccuracy of any representations and warranties made by or in respect of  the Corporation or Holdings in connection with such Sale of DynaVox, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach), and is pro rata in proportion to the amount of consideration paid to such Securityholder in connection with such Sale of DynaVox;  and

(v)           the liability for indemnification shall be limited to such Securityholder’s applicable share (determined  based on the respective proceeds payable to each Securityholder in connection with such Sale of DynaVox) of a negotiated aggregate indemnification amount that applies equally to all Securityholders but that in no event exceeds the amount of consideration otherwise payable to such Securityholder in connection with such Sale of DynaVox, except with respect to claims related to fraud or breaches of representations or warranties by such Securityholder, the liability for which need not be limited as to such Securityholder;

(c)           Each Securityholder will bear its or his pro-rata share (based upon the relative amount of Securities sold) of the reasonable costs of any sale of Securities pursuant to a Sale of DynaVox to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Corporation, Holdings or the acquiring party.  Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder.  In the event that any transaction that Vestar elects to consummate or cause to be consummated pursuant to this Section 5.1 is not consummated for any reason, Holdings will reimburse Vestar for all actual and reasonable expenses paid or incurred by Vestar in connection therewith.

(d)           Notwithstanding any provision in this Agreement to the contrary, Vestar and Park Avenue and/or their Affiliates shall be entitled to be paid customary and reasonable fees by the Corporation and/or Holdings for any investment banking services provided by them in connection with a Sale of DynaVox.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1   Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Corporation, Holdings or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Corporation, Holdings, the Vestar Majority Holders, the Park Avenue Majority Holders and the Other Investor Majority Holders.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6.2           Termination of Agreement.  This Agreement will terminate (a) with the written consent of the Corporation, Holdings, the Vestar Majority Holders, the Park Avenue Majority Holders and the Other Investor Majority Holders, (c) upon the dissolution, liquidation or winding-up of the Corporation and Holdings or (c) upon the consummation of a Sale of DynaVox.

6.3           Termination as to a Party.  Any Person who ceases to hold any Voting Securities or Holdings Interests shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement.

ARTICLE VII

MISCELLANEOUS

7.1           Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person’s Family Group.

“Allocable Securities” has the meaning given such term in Section 4.1(a).

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of Voting Securities, by contract or otherwise.

“Corporation” has the meaning given such term in the preamble.

“Excluded Securities” has the meaning set forth in Section 4.2(c).

“Exempt Individual Transfer” means a Transfer of Vestar Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such Person’s Family Group, or (c) to the Holdings incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Holdings.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Holdings” has the meaning given such term in the preamble.

“Holdings Interests” has the meaning given such term in Section 2.2.

“Holdings LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Holdings, dated on or about the date hereof, as such agreement may be amended from time to time.

“Limited Partner” means a limited partner of Vestar (excluding any such limited partner who is an employee either of the general partner of Vestar or an Affiliate of the general partner of Vestar).

“Management Director” has the meaning given such term in Section 2.1(a)(ii).

“Offered Securities” has the meaning given such term in Section 4.1(a).

“Original Securityholders Agreement” has the meaning given to such term in the recitals to this Agreement.

“Other Holder” has the meaning given to such term in Section 4.1(a).

“Other Investor” has the meaning given such term in the preamble.

“Other Investor Majority Holders” means the Other Investors holding a majority in voting power of all of the Voting Securities held by Other Investors collectively.

“Other Investor Securities” means, collectively, the Securities issued to the Other Investors.

“Ownership Percentage” means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

“Park Avenue” has the meaning given such term in the preamble.

“Park Avenue Director” has the meaning given such term in Section 2.1(a)(i).

“Park Avenue Investors” means each of Park Avenue and any Affiliate of Park Avenue that acquires Voting Securities or Holdings Interests after the date hereof.

“Park Avenue Majority Holders” means the Park Avenue Investors holding a majority in voting power of all of the Voting Securities held by Park Avenue Investors collectively.

“Park Avenue Securities” means, collectively, the Securities issued to Park Avenue Investors.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Public Sale” means a sale of Securities pursuant to a Public Offering (not including an offering made in connection with a business acquisition or combination or an employee benefit plan) or a Rule 144 Sale.

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Sale of DynaVox” means the consummation of a transaction, other than any transaction with Vestar or its Affiliates, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons on an arm’s-length basis, pursuant to which such party or parties acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), directly or indirectly, (a) more than 50% of (I) the total voting power of all the then outstanding Voting Securities, voting as a single class or (II) the Holdings Interests or (b) assets and property constituting all or substantially all of the assets and property of Holdings and its Subsidiaries on a consolidated basis.

“Sale Notice” has the meaning given to such term in Section 4.1(a).

“Securities” means, collectively, Voting Securities and Holdings Interests.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securityholder” has the meaning given such term in the preamble.

“Selling Holder” has the meaning given such term in Section 4.1(a).

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Tag-Along Notice” has the meaning given such term in Section 4.1(a).

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

“VCD Investors” has the meaning given such term in the preamble.

“VCOC Investor” has the meaning given such term in Section 3.1.

“VCP IV” has the meaning given such term in the preamble.

“Vestar” has the meaning given such term in the preamble.

“Vestar Directors” has the meaning given such term in Section 2.1(a)(iii).

“Vestar Investors” means each of Vestar and any Affiliate of Vestar that acquires Voting Securities or Holdings Interests after the date hereof.

“Vestar Majority Holders” means the Vestar Investors holding a majority in voting power of all of the Voting Securities held by Vestar Investors collectively.

“Vestar Securities” means, collectively, the Securities issued to the Vestar Investors.

“Voting Securities” means stock of the Corporation entitled to vote generally in the election of directors.

7.2           Adjustments.

For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which “Voting Securities” or “Holdings Interests” are converted or changed into another security or securities, this Agreement shall continue to be applicable, mutatis mutandis, with respect to such security or securities.  This Agreement shall apply to, mutatis mutandis, and all references to “Voting Securities” or “Holdings Interests” shall be deemed to include, any security or securities which may be issued in respect of, in exchange for or in substitution of Voting Securities or Holdings Interests by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange or other transaction.

7.3           Legends.

(a)           Securityholders Agreement.  Each certificate or instrument, if any, evidencing Voting Securities or Holdings Interests and each certificate or instrument, if any, issued in exchange for or upon the Transfer of any such securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CERTAIN AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT DATED AS OF [          ], 2010 AMONG DYNAVOX INC., DYNAVOX SYSTEMS HOLDINGS LLC AND THE SECURITYHOLDERS FROM TIME TO TIME PARTY THERETO AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS AND TRANSFER AND OTHER RESTRICTIONS SET FORTH IN SUCH SECURITYHOLDERS AGREEMENT.  A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY DYNAVOX INC. OR DYNAVOX SYSTEMS HOLDINGS LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b)           Restricted Securities.  Each instrument or certificate, if any, evidencing Voting Securities or Holdings Interests and each instrument or certificate, if any, issued in exchange or upon the Transfer of any such securities shall, to the extent the Corporation shall in its sole discretion determine, be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO

THE CORPORATION SHALL HAVE BEEN DELIVERED TO THE CORPORATION TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c)           Removal of Legends.  Whenever in the opinion of the Corporation and counsel reasonably satisfactory to the Corporation (which opinion shall be delivered to the Corporation in writing) the restrictions described in any legend set forth above cease to be applicable to any Voting Securities or Holdings Interests, the holder thereof shall be entitled, without expense to the holder, to have such legend removed.

7.4           Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7.5           Entire Agreement.  Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

7.6           Successors and Assigns; Certain Transferees Bound Hereby.  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by each of the Corporation and Holdings and their successors and assigns, and by the Securityholders and their respective successors and assigns so long as they hold Voting Securities or Holdings Interests.

7.7           Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7.8           Remedies.  The Corporation, Holdings and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Corporation, Holdings or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

7.9           Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Corporation and Holdings at the respective addresses set forth below and to any other recipient at the address indicated on the Corporations or Holdings’ records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.  Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

The Corporation’s address is:

DynaVox Inc.

2100 Wharton Street

Suite 400

Pittsburgh, PA 15203

Attention:  Chief Executive Officer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue

New York, New York 10017-3954

Attention:  Joshua Ford Bonnie, Esq.

Holdings’ address is:

DynaVox Systems Holdings LLC

2100 Wharton Street

Suite 400

Pittsburgh, PA 15203

Attention:  Chief Executive Officer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:  Joshua Ford Bonnie, Esq.

A copy of each notice given to the Corporation or Holdings shall be given to Vestar (and no notice to the Corporation or Holdings shall be effective until such copy is delivered to Vestar) and Park Avenue at the following addresses:

Vestar Capital Partners IV, L.P.
245 Park Avenue, 41st Floor
New York, New York  10167
Attention:  General Counsel

Park Avenue Equity Partners, L.P.
500 Park Avenue, Suite 510
New York, New York 10022
Attention:  William  E. Mayer

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:  Joshua Ford Bonnie, Esq.

7.10         Governing Law.  The Delaware Limited Liability Company Act shall govern all questions arising under this Agreement concerning the relative rights of Holdings and the holders of its limited liability company interests.  The Delaware General Corporation Law shall govern all questions arising under this Agreement concerning the relative rights of the Corporation and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in the State of New York.

7.11         Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

DYNAVOX INC.

By:
Name:
Title:

DYNAVOX SYSTEMS HOLDINGS LLC

By:
Name:
Title:

VESTAR INVESTORS:

VESTAR CAPITAL PARTNERS IV, L.P.

By:	Vestar Associates IV, L.P.,
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:
Name:
		Title:	Managing Director

VCD INVESTORS LLC

By:
Name:
Title:

PARK AVENUE INVESTORS:

PARK AVENUE EQUITY PARTNERS, L.P.

By:	Park Avenue Equity GP, LLC,
its General Partner

By:	PAE GP, LLC,
its Managing Member

By:
Name:
	Title:	Managing Member

OTHER INVESTORS:

NEW YORK LIFE CAPITAL PARTNERS, L.P.

By:	NYLCAP Manager LLC,
its Investment Manager

By:
Name:
Title:

NEW YORK LIFE INVESTMENT MANAGEMENT MEZZANINE PARTNERS, LP

By:	NYLIM Mezzanine GenPar LP,
its General Partner

By:	NYLIM Mezzanine GenPar, GP, LLC, its
General Partner

By:
Name:
Title:

NYLIM MEZZANINE PARTNERS PARALLEL FUND, LP

By:	NYLIM Mezzanine GenPar LP,
its General Partner

By:	NYLIM Mezzanine GenPar, GP, LLC, its
General Partner

By:
Name:
Title:

SQUAM LAKE INVESTORS VI, L.P.

By:	BGPI, INC.,
its General Partner

By:
Name:
Title:

BAIN & COMPANY, INC.

By:
Name:
Title:

EDWARD L. DONNELLY, JR.

MICHELLE L. HEYING

KENNETH D. MISCH

ROBERT E. CUNNINGHAM